CONVERTIBLE BRIDGE NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION THEREOF. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE NOTE UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW.

US $16,667.00	Newport Beach, California
[________], 2008

World Am, Inc. (the “Company”) hereby promises to pay to James H. Alexander (the “Payee”), the sum of Sixteen Thousand Six Hundred Sixty-seven Dollars ($16,667.00) on [___________] (the "Maturity Date") as specified below.

1.       Interest. This Note shall not bear interest.

2.       Payment with Common Stock. At the Maturity Date, this Note shall be converted into shares of the Common Stock of the Company at a price per share equal to the market value of the Company’s common stock on the trading day immediately prior to conversion. The market value of the Company’s common stock on any trading day which is publicly traded on a national securities exchange (including the NASDAQ Global Market) or a national quotation system shall be the average of the highest and lowest prices at which that stock is sold on (A) the principal exchange on which such common stock is then listed or admitted to trading or on the NASDAQ Global Market, as applicable; or (B) if no sale takes place on that day on such exchange or system, the average of the official closing bid and asked prices for that stock.. No fractional shares of capital stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Payee upon the conversion of this Note, the Company shall pay to the Payee the amount of outstanding principal that is not so converted. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

3.       Payment in Cash. If the Company is unable to deliver the common stock issuable upon conversion of this Note under Section 2 above in a form which can be sold by the Payee immediately under Rule 144 of the Securities and Exchange Commission, or any successor to that rule, the Company shall pay the principal balance of this Note in cash in lieu of issuing common stock to the Payee.

4.       Assignment. Subject to the restrictions on transfer described in Section 6 below, the rights and obligations of the Company and the Payee of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

5.       Waiver and Amendment. The provisions of this Note may only be amended, waived or modified upon the written consent of the Company and the Payee.

6.       Transfer of this Note. This Note cannot be transferred by the Payee without the prior written consent of the Company.

7.       Notices. All notices which are required to be given pursuant to this Note shall be in writing and shall be delivered by certified mail, return receipt requested, first class postage prepaid, or sent by a recognized overnight delivery service, with receipt acknowledged or by facsimile, with a copy thereof sent by one of the means designated hereunder. Notices shall be deemed to have been given at the time delivered and shall be addressed as follows or to such other address as a party may designate by proper notice hereunder:

If to Payee:	James H. Alexander
c/o Denis H. Mark, Esq.
Waller & Mark, PC
5105 DTC Parkway, Suite 450
Denver, CO 80202

If to the Company:	World Am, Inc.
4340 Von Karman Avenue, Suite 200
Newport Beach, CA 92660
Attn: Chief Executive Officer

8.       No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Payee or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company until the Note is converted into common stock.

9.       Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Colorado without regard to its conflict of laws provisions.

10.       Heading: References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.

IN WITNESS WHEREOF, the Company has caused this Note to be issued on the date first written above.

World Am, Inc.

:	By:
Robert A. Hovee, Chief Executive Officer